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                                                                   Exhibit 10.12

                       ISSUING AND PAYING AGENT AGREEMENT

This Issuing and Paying Agent Agreement (the "Agreement"), dated as of January 24, 2003, between FMC Technologies, Inc., a Delaware corporation (the "Issuer"), and Bank One, National Association, a national banking association (the "IPA"), as issuing and paying agent, in connection with the issuance and payment, in book entry only form, of certain commercial paper notes (collectively the "Notes"). The Issuer hereby appoints the IPA its agent to issue, deliver and pay such Notes as herein set forth. The Issuer hereby agrees with the IPA as follows:

1.   Definitions.

     Terms capitalized shall have the meanings assigned them below.

     "Advance" means funds credited by the IPA to or on behalf of the Issuer for the purpose of either crediting Proceeds to the Note Account or remitting payment on Notes.

     "Agreement" means this Issuing and Paying Agent Agreement as defined in the preamble, and includes the terms of the Exhibits.

     "Business Day" means any day that both the IPA and DTC are open for business.

     "Certificate Agreement" means the Certificate Agreement dated May 17, 1994, between DTC and the IPA (formerly known as The First National Bank of Chicago), a copy of which is attached hereto as Exhibit C.

     "Dealer" means any person other than an Issuer Agent, which has been authorized by the Issuer to deliver Issuance Instructions to the IPA and is listed on an Incumbency Certificate.

     "DTC" means The Depository Trust Company, a New York limited purpose trust company, and its successors and assigns.

     "GAITIR" means the Global Automated Issuance Trade Initiator and Reporter system.

     "Incumbency Certificate" means the certificate of the Issuer, substantially in the form of Exhibit A, executed by its Secretary or any of its Assistant Secretaries, which identifies Issuer Agents and Dealers from time to time.

     "Indemnified Persons" means the IPA and its officers, directors, employees, and agents.

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     "Issuance Instructions" means the instructions as to issuance of Notes delivered to the IPA by an Issuer Agent or Dealer pursuant to Section 3.B. of the Agreement.

     "Issuer Agents" means those officers, employees, or agents of the Issuer identified on an Incumbency Certificate the Issuer has authorized to execute Notes, deliver Note Issuance Instructions, and deliver other notices hereunder to the IPA.

     "Manual" means the DTC Money Market Instrument Issuing/Paying Agent Manual, as modified from time to time, including the rules of the DTC Same Day Funds Settlement System, Money Market Instruments Program.

     "Maturity Date" means the date any Note is payable by its terms.

     "Note" or "Notes" means the commercial paper notes of the Issuer issued pursuant to the Agreement and identified on the records of the IPA as evidenced by the Issuer's Corporate Commercial Paper Master Note substantially in the form set forth in Exhibit B.

     "Note Account" means the Issuer's demand deposit account number 644600033 established at the IPA pursuant to Section 6.A.

     "Proceeds" means, with respect to any Note, funds representing the purchase price for its original issuance.

     "Representation Letter" means the agreement by and among the IPA, the Issuer and DTC with respect to the Notes substantially in the form set forth in Exhibit D.

2.   Authorization.

     The Issuer shall deliver to the IPA upon execution of this Agreement an Incumbency Certificate to designate the Issuer Agents and Dealers to the IPA. Until the IPA receives a subsequent Incumbency Certificate from the Issuer, it may rely on the last such Incumbency Certificate delivered to it. Any Note bearing the signature of an Issuer Agent on the date such signature is affixed thereto shall bind the Issuer after the authentication and delivery of such Note even if such person shall have ceased to hold his or her office on the date such Note is authenticated and delivered.

3.   Notes.

     A. The Notes shall be issued to DTC or its nominee in book-entry form only. In connection with the issuance of Notes, (i) the IPA and DTC have previously entered into the Certificate Agreement and (ii) the IPA, the Issuer and DTC shall jointly execute the Representation Letter. The Issuer understands and acknowledges that the execution of the Certificate

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         Agreement and the Representation Letter by the IPA is a necessary condition precedent to the acceptance of the Notes by DTC and as such the terms of the Certificate Agreement and Representation Letter may supplement the provisions of this Agreement.

     B. Prior to 12:00 noon (Chicago time) on each issuance date, an Issuer Agent or Dealer shall provide the IPA with Issuance Instructions specifying the issue date, interest rate (if applicable), maturity date (which shall be no later than 365 days from the date of issuance thereof), proceeds amount, maturity amount, CUSIP number, purchaser and purchaser's settlement bank (which bank must be a participant in the DTC Same Day Funds Settlement System).

     C. Following receipt of Issuance Instructions, the IPA will process such Issuance Instructions in accordance with and subject to (i) this Agreement, (ii) the procedures set forth in the Manual, (iii) the terms and conditions of the Certificate Agreement and (iv) the terms and conditions of the Representation Letter. Unless otherwise instructed by an Issuer Agent or Dealer, Notes delivered under this Agreement shall be made against payment as more fully set forth in Section 4 below. In the event of a conflict between the terms of this Agreement and the terms of the Manual, the Certificate Agreement, or the Representation Letter, the provisions of this Agreement shall control.

4.   Proceeds of Sale of Notes.

     A. The Issuer understands that when the IPA is instructed to deliver against payment, the processing of Issuance Instructions may not be completed simultaneously against the receipt of payment. Accordingly, the IPA is authorized to initiate delivery and to receive payment from the purchaser in accordance with the provisions of the Manual. All such payments shall be credited upon receipt to the Note Account. The Issuer hereby agrees to bear the risk that the IPA may fail to receive payment of the Proceeds of any Notes issued pursuant to Issuance Instructions.

     B. Funds received by the IPA as Proceeds will be credited to the Note Account. Prior to receipt of such Proceeds, the IPA may, but shall not be obligated to, credit such Proceeds to the Issuer by making an Advance. Upon telephonic, written (which may be in facsimile form), or electronic instructions received by the IPA from an Issuer Agent, an Advance may be (i) used in payment of Notes presented for payment upon maturity, (ii) deposited to an account of the Issuer at the IPA, or
         (iii) transferred to the account of the Issuer at another bank. If the IPA, in its sole discretion, makes an Advance, the Issuer agrees to apply the Proceeds to repay such Advance. If such Proceeds are insufficient to repay the Advance in full, the Issuer agrees to repay such Advance within 24 hours from the time

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         such Advance was made. Interest on any Advance shall accrue from the day such Advance is made, and shall bear interest (i) in accordance with any separate agreement between the Issuer and the IPA in effect at the time, or (ii) if no such separate agreement is then in effect, then the Issuer shall repay to the IPA such Advance and the IPA's cost of funding such Advance.

5.   Instructions

     A. The Issuer hereby authorizes the IPA to act in accordance with Issuance Instructions received electronically, in writing, by facsimile or by telephone from an Issuer Agent or the Dealer. The Issuer or a Dealer may initiate Issuance Instructions electronically via GAITIR or otherwise in accordance with the IPA's standard business practices. The IPA shall be entitled to rely on the Issuance Instructions received electronically hereunder and may assume conclusively that all such Issuance Instructions are correct and complete and were transmitted by the Issuer or on the Issuer's behalf.

     B. Telephonic Issuance Instructions shall be given to the IPA by an Issuer Agent or a Dealer at the telephone number specified by the IPA from time to time for such purpose, and shall be expressed to be for the attention of any of its officers or employees whose name has been specified for such purpose. The telephone numbers initially authorized for such purpose are set forth in Exhibit E, which may be modified by notice to the Issuer and each Dealer. Telephonic Issuance Instructions to the IPA by an Issuer Agent or Dealer shall be confirmed in writing by an Issuer Agent or Dealer within 24 hours of the time such instructions are given; provided that, in the event a discrepancy exists between the telephonic Issuance Instructions and the subsequent confirmation, or in the absence of receiving a written confirmation prior to the time specified in Sections 3.B. above, the Telephonic Issuance Instructions shall be deemed the proper and controlling Issuance Instructions. A written confirmation may be effected by any electronic means of communications, including transmission by telecopier or computer.

6.   Note Account.

     A. For purposes of the transactions contemplated herein, the Issuer shall open and maintain the Note Account.

     B. Deposits will be made to the Note Account from time to time by or on behalf of the Issuer by delivery of funds to be deposited therein. All Proceeds shall be credited to the Note Account. Withdrawals or other uses

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         of the funds from the Note Account shall be made in accordance with instructions from an Issuer Agent or to repay amounts payable under Sections 4.B. or 7.D. hereof. Notwithstanding anything in this Agreement to the contrary, the IPA shall not be obligated (i) to permit any withdrawal or other use of funds from the Note Account, or (ii) to honor any instructions to those effects, if the IPA, in its sole discretion, shall determine that as a result there would be an overdraft or negative balance in respect of final credits (whether in the course of any day, overnight or otherwise) in the Note Account. The Issuer shall deposit in the Note Account on the Maturity Date an amount in immediately available funds equal to the principal and interest payable on such Notes, unless such funds represent Proceeds and are deposited to the Note Account pursuant to Section 4.B.

7.   Payment of Notes.

     A. The IPA hereby agrees to serve as paying agent of the Issuer with respect to each of the Notes presented for payment pursuant to this Agreement.

     B. The IPA is hereby authorized and instructed by the Issuer, to the extent that funds sufficient to effect such payment are available in the Note Account, to pay, and shall pay, each of the Notes upon presentation thereof. The IPA is further hereby authorized and instructed by the Issuer to debit the Note Account in the amount of each such payment.

     C. If at any time funds in the Note Account are insufficient to cover payment of any matured Notes presented prior to 2:00 p.m. (Chicago time) on the Maturity Date of such Notes, the IPA may, but shall not be obligated to, pay the Notes thus creating an overdraft for the account of the Issuer, which overdraft shall be charged to the Note Account.

     D. The amount of any resulting overdraft shall represent an Advance by the IPA to the Issuer to be promptly repaid by the Issuer together with any applicable overdraft charges and interest on such Advance for each day such Advance remains outstanding in accordance with Section 4.B.

8.   Representations and Warranties.

         Each day on which an Issuance Instruction is given to the IPA, the Issuer shall be deemed to represent and warrant to the IPA that (a) the issuance and delivery of the designated Notes will not violate any state or federal securities law, (b) the Notes have been duly and validly authorized by the Issuer and (c) the Notes, when issued and delivered pursuant hereto, will constitute the legal, valid, and binding obligations of the Issuer.

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9.   Concerning the IPA.

     A. In acting with respect to the Notes, and generally in acting under the provisions hereof, the IPA acts only as agent of the Issuer to perform only such duties as are specifically set forth herein and this Agreement shall not be construed to subject the IPA to any implied covenants or obligations. No provision of this Agreement shall be construed to impose upon the IPA any trust, agency of, or fiduciary duty to DTC or any beneficial owner of the Notes. The IPA may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or affiliates. The IPA may consult with legal counsel regarding matters arising under this Agreement and shall not be liable for any action taken in good faith in reliance upon the advice of such counsel. The IPA or its affiliates in their individual or any other capacity may become the owner or pledgee of Notes and may transact business with the Issuer or its affiliates with the same rights they would have if the IPA were not acting hereunder. The IPA shall be under no liability for interest on any moneys received by it hereunder and need not segregate such moneys except as may be required by law. Except in the case of the IPA's gross negligence or willful misconduct, it shall not be liable to the Issuer for any action taken or omitted and reasonably believed by the IPA to be authorized or within the powers conferred upon it hereby. In no event shall the IPA be liable for consequential, indirect or special damages, even if it has been advised of the possibility of such damages. The IPA shall also not be liable for any action taken, or any failure to take any action in connection with this Agreement or the services provided hereunder or otherwise to fulfill its obligations in connection with this Agreement, in the event and to the extent that the taking of such action or such failure arises out of or is caused by mechanical breakdown, computer or system failure or other failure of equipment, failure or malfunctioning of any communications media for whatever reason, or any other cause outside of the control of the IPA, provided that it undertakes to use commercially reasonable efforts to cure any such failure or breakdown of its equipment. It is understood by the Issuer that provision of services under this Agreement is dependent upon the availability to the IPA and the Issuer of telecommunication facilities provided by third party vendors and that the IPA does not warrant or guarantee such availability.

     B. The Issuer shall indemnify and hold the Indemnified Persons harmless from and against any and all costs, expenses, claims or liabilities (including, without limitation, reasonable legal fees and expenses) arising out of or connected with the performance of each Indemnified Person's duties hereunder, except for costs, expenses, claims or liabilities arising out of the gross negligence or willful misconduct of an Indemnified Person. Each Indemnified Person may rely and shall be protected in

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         acting upon any resolution, certificate, opinion, instructions (whether oral or otherwise), receipt, or other document reasonably believed by such Indemnified Person to be (i) genuine and (ii) to have been signed or given by the proper party or parties.

    C. Fees for the IPA's services, and reimbursement of its expenses hereunder shall be as mutually agreed upon in writing between the IPA and the Issuer, which are initially set forth as Exhibit F, and shall be payable by the Issuer in accordance with such agreement.

    D. Except as otherwise expressly provided herein, whenever, in the administration of this Agreement, the IPA shall deem it necessary that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate or written instructions of an Issuer Agent and such certificate or written instructions shall be full warranty to the IPA for any action taken, suffered, or omitted under the provisions of this Agreement in reliance upon such certificate or written instructions.

    E. Any banking association or corporation into which the IPA may be merged, converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which it shall be a party, shall succeed to all its rights, obligations and immunities hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

    F. The IPA's countersignature of a Note shall be for authentication purposes only. The IPA shall have no liability on any Notes. Except with respect to the IPA's own actions in issuing and delivering Notes pursuant to Issuance Instructions, it shall not be liable for the authorization, validity or legality of any Notes delivered by it in accordance with Issuance Instructions.

    G. Nothing in this Agreement constitutes a commitment or obligation of the IPA or its affiliates to extend any credit to the Issuer, nor shall any course of dealing between the Issuer and the IPA be deemed to be, or constitute, any such commitment or obligation.

10. Miscellaneous.

    A. The IPA or the Issuer may terminate this Agreement upon thirty (30) days' prior written notice to the other party; provided, however, that to the

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         extent there are then outstanding any Notes, notwithstanding such termination they shall remain valid obligations of the Issuer and shall continue to be subject to the provisions of this Agreement. No termination of this Agreement shall affect the rights and obligations of the parties hereto with respect to transactions initiated prior to such termination. In the event that the IPA shall give the Issuer notice of termination, the Issuer shall not issue on or after the date of such notice any Notes (pursuant to the terms of this Agreement) having a maturity in excess of thirty (30) days.

    B. No amendment or modification of this Agreement shall be effective unless the same shall be in writing and signed by both of the parties hereto. No waiver of, nor any consent to any departure from, any provision of this Agreement shall be effective unless signed by the party intended to be bound. No such amendment, modification, waiver or consent shall adversely affect the rights of any holder of Notes outstanding at the time of such amendment, modification, waiver or consent.

    C. Any obligation under this Agreement or the Notes that falls on a day that is not a Business Day shall be performed on the next succeeding Business Day.

    D. Neither party hereto may assign any of its rights or obligations hereunder without the consent of the other party hereto.

    E. This Agreement may be executed in any number of counterparts and by each party hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts taken together shall constitute one and the same Agreement.

11. Notices.

    Any notices, demands, instructions and other communications required or permitted to be given or made upon either party shall be in writing and shall be personally delivered or sent by first class mail, postage prepaid (or telecopier, as permitted hereunder), and shall be effective for purposes of this Agreement upon receipt by the intended recipient thereof at the address designated by such recipient, or on the next succeeding Business Day if received on other than a Business Day. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this paragraph (or with respect to Issuance Instructions, as permitted hereunder), notices, demands, instructions and other communications in writing shall be addressed as indicated below:

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    If to the IPA             Bank One, National Association
                              1 Bank One Plaza
                              Mail Code IL1-0823
                              Chicago, Illinois 60670-0823
                              Attn:  Commercial Paper Client Services
                              Telephone:  (312) 407-3358
                              Telecopier: (312) 336-8840

    If to the Issuer:         FMC Technologies, Inc.
                              200 East Randolph Drive
                              Chicago, Illinois 60601
                              Attn:       Joseph J. Meyer
                              Telephone:  (312) 861-6146
                              Telecopier: (312) 861-5797

12. GAITIR License

    A. The IPA grants to the Issuer a personal, non-transferable and non-exclusive license to use the instruction and reporting communication software, GAITIR, to transmit Issuance Instructions made pursuant to Section 3 hereof and to obtain reports with respect to the Notes. The IPA warrants that, for ninety (90) days from the date of installation of each copy of GAITIR software, such copy will perform substantially in accordance with user documentation provided by the IPA. The IPA warrants that the tape, diskettes, or other media on which GAITIR software is delivered will be free of defects in materials and workmanship during the same ninety (90) days. The Issuer acknowledges that (a) GAITIR IS PROVIDED TO THE ISSUER WITHOUT ADDITIONAL WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED OF ANY KIND WHATSOEVER BY THE IPA OR ANY THIRD PARTY VENDOR, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE; (b) GAITIR is proprietary and confidential property of the IPA disclosed to the Issuer in confidence and only on the terms and conditions and for purposes set forth in this Agreement, and (c) GAITIR is a registered trademark of Bank One Corporation. The IPA represents that it has all power and authority to grant to the Issuer the license set forth in this Section 12.A.

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    B.   By this Agreement, the Issuer acquires no title, ownership or sublicensing rights whatsoever in GAITIR or in any trade secret, trademark, copyright or patent of the IPA now or to become applicable to GAITIR. The Issuer may not transfer, sublicense, assign, rent, lease, convey, modify, translate, convert to a programming language, decompile, disassemble, recirculate, republish or redistribute GAITIR for any purpose without the prior written consent of the IPA, provided; however, that the Issuer may make copies of the software for back-up purposes only without prior written consent of the IPA. The Issuer shall take commercially reasonable efforts to secure and protect GAITIR against any disclosure or transfer of any part thereof to any third party.

    C. In the event (a) any action is taken or threatened which may result in a disclosure or transfer of GAITIR or any part thereof, other than as authorized by this Agreement, or (b) the use of any trademark, trade name, service mark, service name, copyright or patent of the IPA by the Issuer amounts to unfair competition, or otherwise constitutes a possible violation of any kind, then the IPA shall have the right to take any and all action deemed necessary to protect their rights in GAITIR, and to avoid the substantial and irreparable damage which would result from such disclosure, transfer or use, including the immediate termination of the Issuer's right to use GAITIR.

    D. To permit the use of GAITIR to issue Instructions and/or obtain reports with respect to the Notes, the IPA will supply the Issuer with an identification number and initial passwords. From time to time thereafter, the Issuer may change its passwords directly through GAITIR. The Issuer will keep all information relating to its identification number and passwords strictly confidential and will be responsible for the maintenance of adequate security over its customer identification number and passwords.

    E. Upon the termination of this Agreement, Issuer shall promptly return all copies of GAITIR and any related manuals, instructions and similar information to the IPA.

    F. The IPA shall assume and defend and may, at its option, settle any claim, action or proceeding brought against the Issuer alleging that GAITIR infringes upon any trademark, trade name, trade secret, service mark, service name, patent or copyright and shall indemnify the Issuer against all costs incurred in connection with and all damages finally awarded in any such claim, action or proceeding.

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13. GOVERNING LAW.

    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF NEW YORK (EXCLUDING ITS CONFLICTS OF LAWS RULES).

14. Entire Agreement.

    This Agreement together with the Exhibits, constitute the entire agreement between the IPA and the Issuer relating to the subject matter hereof, and supersedes all proposals and all other communications between the parties relating hereto.

                                        FMC Technologies, Inc.

                                        By:    /s/ Joseph J. Meyer
                                               ---------------------------------
                                        Name:  Joseph J. Meyer
                                               ---------------------------------
                                        Title: Director, Treasury Operations
                                               ---------------------------------


                                        By:    /s/ Brian D. Yates
                                               ---------------------------------
                                        Name:  Brian D. Yates
                                               ---------------------------------
                                        Title: Manager, Corporate Finance
                                               ---------------------------------



                                        BANK ONE, National Association,
                                               as Issuing and Paying Agent

                                        By:    /s/ Maria G. Romero
                                               ---------------------------------
                                        Name:  Maria G. Romero
                                               ---------------------------------
                                        Title: Corporate Account Representative
                                               ---------------------------------

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                                LIST OF EXHIBITS*

Exhibit A                           Form of Issuer Incumbency Certificate

Exhibit B                           Form of Master Note

Exhibit C                           Commercial Paper Certificate Agreement

Exhibit D                           Form of Issuer/IPA/DTC Representation Letter

Exhibit E                           Telephone Numbers for Telephonic Issuance

                                    Instructions to the IPA

Exhibit F                           IPA Fee Schedule



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* The exhibits to the Issuing and Paying Agent Agreement have been omitted. FMC
Technologies, Inc. hereby agrees to furnish supplementally a copy of any omitted exhibit to the Securities and Exchange Commission upon request.

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